QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10(www)

FORM OF SECURED NOTE PURCHASE AGREEMENT

        THIS AGREEMENT (this "Agreement") is made as of July 23, 2002, by and among ALLIANCE PHARMACEUTICAL CORP., a New York corporation (the "Company"), [                        ], a [                        ] and [                        ], a [                        ] (together, the "Purchasers").

        WHEREAS, the Company has agreed to sell to each Purchaser, and each Purchaser has agreed to purchase from the Company, upon the terms and conditions hereafter provided, a Secured Promissory Note in the form attached as Exhibit A hereto (the "Note").

        NOW THEREFORE, in consideration of the mutual covenants and conditions set forth herein, the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

        1.    Issuance of Notes.

          (a)    Initial Issuance.    Simultaneously with the execution of this Agreement, the Company is issuing to the Purchasers Notes in the aggregate principal sum of [                        ] ($            ) and the Purchasers are paying to the Company, by check or wire transfer, the amount of [                        ] ($            ) in full payment of the Notes.

          (b)    Subsequent Issuance.    Prior to the Maturity Date (as defined in the Notes) and so long as no Event of Default (as defined in the Security Agreement made by the Company in favor of the Purchasers dated as of the date hereof (the "Security Agreement")) has occurred and is continuing under the Security Agreement, upon 3 days written notice from the Company to the Purchasers, the Company shall have the right to require the Purchasers to purchase additional Notes in the aggregate principal amount of [                        ] ($            ) and the Purchasers shall pay the Company, by check or wire transfer, the amount of [                        ] ($            ) on such 3rd day in full payment of such additional Notes.

        2.    Issuance of Warrants.    Simultaneously with the execution of this Agreement, the Company is issuing to each Purchaser a Warrant to purchase shares of common stock (the "Warrant Shares") of the Company, par value $0.01 per share (the "Common Stock"), in the form attached as Exhibit B hereto (the "Warrant").

        3.    Representations and Warranties of the Company.    The Company hereby represents and warrants to the Purchasers as of the date hereof and as of the date of the subsequent issuance of any Notes pursuant to Section 1(b) above, if applicable, except as set forth in the schedules delivered herewith (collectively, the "Disclosure Schedules"), as follows:

          (a)    Organization, Good Standing and Qualification.    Each of the Company and its Subsidiaries (as defined below) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted and to own its properties. Each of the Company and its Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or leasing necessary unless the failure to so qualify has not and could not reasonably be expected to have a Material Adverse Effect (as defined below). The Company's subsidiaries are reflected on Schedule 3(a) hereto (the "Subsidiaries").

          (b)    Authorization.    The Company has full power and authority and has taken all requisite action on the part of the Company, its officers, directors and shareholders necessary for (i) the authorization, execution and delivery of this Agreement, the Notes, the Warrants, the Security Agreement and the Patent and Trademark Security Agreement made by the Company in favor of the Purchasers, dated as of the date hereof (the "Patent and Trademark Security Agreement"), and collectively with this Agreement, the Notes, the Warrants, and the Security Agreement, (the "Transaction Documents"), (ii) authorization of the performance of all obligations of the Company hereunder and thereunder, and (iii) the authorization, issuance (or reservation for issuance) and delivery of the Notes, the Warrants and the Warrant Shares. The Transaction Documents constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors' rights generally.

          (c)    Capitalization.    Schedule 3(c) sets forth (a) the authorized capital stock of the Company on the date hereof; (b) the number of shares of capital stock issued and outstanding; (c) the number of shares of capital stock issuable pursuant to the Company's stock plans; and (d) the number of shares of capital stock issuable and reserved for issuance pursuant to securities exercisable for, or convertible into or exchangeable for any shares of capital stock of the Company. All of the issued and outstanding shares of the Company's capital stock have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights and were issued in full compliance with applicable law. All of the issued and outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights, were issued in full compliance with applicable law and are owned by the Company, beneficially and of record, subject to no lien, encumbrance or other adverse claim. No person is entitled to pre-emptive or similar statutory or contractual rights with respect to any securities of the Company. Except as described on Schedule 3(c), there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company or any of its Subsidiaries is or may be obligated to issue any equity securities of any kind and except as contemplated by this Agreement, neither the Company nor any of its Subsidiaries is currently in negotiations for the issuance of any equity securities of any kind. Except for the rights set forth in Section 6, there are no voting agreements, buy-sell agreements, or right of first purchase agreements among the Company and any of the securityholders of the Company.

          Schedule 3(c) sets forth a true and complete table setting forth the pro forma capitalization of the Company on a fully diluted basis giving effect to (i) the issuance of the Warrants, (ii) any adjustments in other securities resulting from such issuance, and (iii) the exercise or conversion of all outstanding securities.

          (d)    Valid Issuance.    The Warrants have been duly and validly authorized. Upon the due exercise of the Warrants, the Warrant Shares issuable upon such exercise will be validly issued, fully paid and non-assessable free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in this Agreement or imposed by applicable securities laws. The Company has reserved a sufficient number of shares of Common Stock for issuance upon the exercise of the Warrants, free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in this Agreement or imposed by applicable securities laws.

          (e)    Consents.    Except as set forth on Schedule 3(e), the execution, delivery and performance by the Company of the Transaction Documents, the offer, issuance and sale of the Warrants and the Warrant Shares, the granting of the security interests pursuant to the Security Agreement and the Patent and Trademark Security Agreement and the exercise of the rights granted to the Purchasers therein require no consent of, action by or in respect of, or filing with, any person, governmental body, agency, or official other than (i) consents, actions or filings that have been made prior to the date hereof which are in full force and effect, (ii) consents to be obtained within

  30 days of the date hereof as set forth on Schedule 3(e), and (iii) post-sale filings pursuant to applicable state and federal securities laws which the Company undertakes to file within the applicable time periods. The Company has taken all action necessary to exempt (A) the sale of the Warrants, (B) the issuance of the Warrant Shares upon due exercise of the Warrants, and (C) the other transactions contemplated by the Transaction Documents from the provisions of Section 912 of the New York Business Corporation Law. The granting of the security interest in the Collateral pursuant to the Security Agreement and the Patent and Trademark Security Agreement and the exercise of the rights granted to the Purchasers therein (including, without limitation, the disposition of the Collateral) do not require the consent, authorization or approval of any governmental authority, including without limitation, the Food and Drug Administration.

          (f)    Delivery of SEC Filings; Business.    The Company has provided the Purchasers with copies of the Company's most recent Annual Report on Form 10-K for the fiscal year ended June 30, 2001 (the "2001 10-K"), and all other reports filed by the Company pursuant to the 1934 Act since the filing of the 2001 10-K and prior to the date hereof (collectively, the "SEC Filings"). The SEC Filings are the only filings required of the Company pursuant to the 1934 Act for such period. The Company and its Subsidiaries are engaged only in the business described in the SEC Filings and the SEC Filings contain a complete and accurate description in all material respects of the business of the Company and its Subsidiaries, taken as a whole.

          (g)    Use of Proceeds.    The proceeds from the sale of the Notes and the Warrants hereunder shall be used by the Company for working capital and general corporate purposes.

          (h)    No Material Adverse Effect.    Since June 30, 2001, except as set forth on Schedule 3(h) and as identified and described in the SEC Filings, there has not been:

            (1)  any change in the consolidated assets, liabilities, financial condition or operating results of the Company from that reflected in the financial statements included in the 2001 10-K, except for (A) changes described on Schedule 3(h) and (B) changes in the ordinary course of business, in each case which have not and could not reasonably be expected to have a Material Adverse Effect (as defined herein), individually or in the aggregate;

            (2)  any declaration or payment of any dividend, or any authorization or payment of any distribution, on any of the capital stock of the Company, or any redemption or repurchase of any securities of the Company;

            (3)  any material damage, destruction or loss, whether or not covered by insurance to any assets or properties of the Company or its Subsidiaries;

            (4)  any waiver, not in the ordinary course of business, by the Company or any Subsidiary of a material right or of a material debt owed to it;

            (5)  any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company or a Subsidiary, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results or business of the Company and its Subsidiaries taken as a whole (as such business is presently conducted and as it is proposed to be conducted);

            (6)  any change or amendment to the Company's Certificate of Incorporation or by-laws, or material change to any material contract or arrangement by which the Company or any Subsidiary is bound or to which any of their respective assets or properties is subject;

            (7)  any material labor difficulties or labor union organizing activities with respect to employees of the Company or any Subsidiary;

            (8)  any transaction entered into by the Company or a Subsidiary other than in the ordinary course of business;

            (9)  the loss of the services of any key employee, or material change in the composition or duties of the senior management of the Company or any Subsidiary;

            (10) the loss or threatened loss of any customer which has had or could reasonably be expected to have a material adverse effect on (i) the assets, liabilities, results of operations, condition (financial or otherwise), business, or prospects of the Company and its subsidiaries taken as a whole or (ii) on the ability of the Company to perform its obligations under the Transaction Documents (collectively, a "Material Adverse Effect"); or

            (11) any other event or condition of any character that has had or could reasonably be expected to have a Material Adverse Effect.

          (i)    SEC Filings; S-3 Eligibility.

            (1)  At the time of filing thereof, the SEC Filings complied as to form in all material respects with the requirements of the 1934 Act and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

            (2)  During the preceding two years, each registration statement and any amendment thereto filed by the Company pursuant to the 1933 Act and the rules and regulations thereunder, as of the date such statement or amendment became effective, complied as to form in all material respects with the 1933 Act and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; and each prospectus filed pursuant to Rule 424(b) under the 1933 Act, as of its issue date and as of the closing of any sale of securities pursuant thereto did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

            (3)  The Company meets the registrant requirements for use of Form S-3 set forth in General Instruction I.A. of Form S-3. As of the date hereof, the sale by the Purchasers of the Warrant Shares meets the transaction requirements for use of Form S-3 set forth in General Instruction I.B.3. of Form S-3.

          (j)    No Conflict, Breach, Violation or Default.    The execution, delivery and performance of the Transaction Documents by the Company, the issuance and sale of the Notes, the Warrants and Warrant Shares, the granting of the security interests pursuant to the Security Agreement and the Patent and Trademark Security Agreement and the exercise of the rights granted to the Purchasers therein do not and will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) the Company's Certificate of Incorporation or the Company's by-laws, both as in effect on the date hereof (copies of which have been provided to the Purchasers before the date hereof), or (ii)(a) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, any Subsidiary or any of their respective assets or properties, or (b) upon receipt of the consents set forth on Schedule 3(e), any agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or a Subsidiary is bound or to which any of their respective assets or properties is subject.

          (k)    Tax Matters.    The Company and each Subsidiary has timely prepared and filed all tax returns required to have been filed by the Company or such Subsidiary with all appropriate governmental agencies and timely paid all taxes shown thereon or otherwise owed by it. The charges, accruals and reserves on the books of the Company in respect of taxes for all fiscal periods are adequate in all material respects, and there are no material unpaid assessments against the Company or any Subsidiary nor, to the Company's knowledge (as defined herein), any basis for the assessment of any additional taxes, penalties or interest for any fiscal period or audits by any federal, state or local taxing authority except for any assessment which is not material to the Company and its Subsidiaries, taken as a whole. All taxes and other assessments and levies that the Company or any Subsidiary is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party when due. There are no tax liens or claims pending or, to the Company's knowledge, threatened against the Company or any Subsidiary or any of their respective assets or property. There are no outstanding tax sharing agreements or other such arrangements between the Company and any Subsidiary or other corporation or entity.

          (l)    Title to Properties.    Except as disclosed in the SEC Filings, the Company and each Subsidiary has good and marketable title to all real properties and all other properties and assets owned by it, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or currently planned to be made thereof by them; and except as disclosed in the SEC Filings, the Company and each Subsidiary holds any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or currently planned to be made thereof by them.

          (m)    Certificates, Authorities and Permits.    The Company and each Subsidiary possess adequate certificates, authorities, licenses, approvals or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by it, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or such Subsidiary, could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

          (n)    No Labor Disputes.    No material labor dispute with the employees of the Company or any Subsidiary exists or, to the Company's knowledge, is imminent.

          (o)    Intellectual Property.

            (1)  All Intellectual Property of the Company and its Subsidiaries is currently in compliance with all legal requirements (including timely filings, proofs and payments of fees) and is valid and enforceable. "Intellectual Property" means all of the following: (i) patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); (ii) trademarks, service marks, trade dress, trade names, corporate names, logos, slogans and Internet domain names, together with all goodwill associated with each of the foregoing; (iii) copyrights and copyrightable works; (iv) registrations, applications and renewals for any of the foregoing; (v) trade secrets, confidential information and know-how (including but not limited to ideas, formulae, compositions, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, business and marketing plans, and customer and supplier lists and related information); and (vi) proprietary computer software (including but not limited to data, data bases and documentation). No Intellectual Property of the Company or its Subsidiaries which is necessary for the conduct of Company's and each of its Subsidiaries' respective businesses as currently conducted or as currently proposed to be conducted has been or is now involved in any cancellation, dispute or litigation, and, to the Company's knowledge, no such action is threatened. "Company's knowledge" means the actual knowledge of the officers of the Company holding the title of vice president and above, after due inquiry. No patent of the Company or its Subsidiaries has been or is now involved in any interference, reissue, re-examination or opposition proceeding.

            (2)  All of the licenses and sublicenses and consent, royalty or other agreements concerning Intellectual Property which are necessary for the conduct of Company's and each of its Subsidiaries' respective businesses as currently conducted or as currently proposed to be conducted to which the Company or any Subsidiary is a party or by which any of their assets are bound (other than generally commercially available, non-custom, off-the-shelf software application programs having a retail acquisition price of less than $10,000 per license) (collectively, "License Agreements") are valid and binding obligations of the Company or its Subsidiaries that are parties thereto and, to the Company's knowledge, the other parties thereto, enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally, and neither the Company nor any of its Subsidiaries nor, to the Company's knowledge, any other party thereto, is in material violation or breach of any such License Agreement, and no action or failure to act by the Company or any of its Subsidiaries constitutes (with or without due notice or lapse of time or both) a material default by the Company or any of its Subsidiaries thereunder.

            (3)  The Company has valid title and right to use all of the Intellectual Property that constitutes part of the Collateral (as defined in the Security Agreement and the Patent and Trademark Security Agreement). The Subsidiaries do not have any right to or interest in the Collateral.

            (4)  The Company and its Subsidiaries own or have the valid right to use all of the Intellectual Property necessary for the conduct of the Company's and each of its Subsidiaries' businesses substantially as currently conducted or as currently proposed to be conducted and for the ownership, maintenance and operation of the Company's and its Subsidiaries' properties and assets.

            (5)  The Intellectual Property reflected in the financial statements included in the SEC Filings as owned by the Company and its Subsidiaries that is necessary for the conduct of Company's and each of its Subsidiaries' respective businesses as currently conducted or as currently proposed to be conducted is owned by them free and clear of all liens, encumbrances, adverse claims or obligations to license all such owned Intellectual Property, other than licenses entered into in the ordinary course of the Company's and its Subsidiaries' businesses. The Company and its Subsidiaries have a valid and enforceable right to use all other Intellectual Property used or held for use in the respective businesses of the Company and its Subsidiaries. The Company and its Subsidiaries have the right to use all of the owned and licensed Intellectual Property which is necessary for the conduct of Company's and each of its Subsidiaries' respective businesses as currently conducted or as currently proposed to be conducted in all jurisdictions in which they conduct their businesses.

            (6)  The Company and each of its Subsidiaries have taken reasonable steps to maintain, police and protect the Intellectual Property which it owns and which is necessary for the conduct of Company's and each of its Subsidiaries' respective businesses as currently conducted or as currently proposed to be conducted, including the execution of appropriate confidentiality agreements and intellectual property and work product assignments and releases. To the Company's knowledge, the conduct of the Company's and its Subsidiaries' businesses as currently conducted does not infringe or otherwise impair or conflict with (collectively, "Infringe") any Intellectual Property rights of any third party, and, to the

    Company's knowledge, the Intellectual Property rights of the Company and its Subsidiaries which are necessary for the conduct of Company's and each of its Subsidiaries' respective businesses as currently conducted or as currently proposed to be conducted are not being Infringed by any third party. There is no litigation or order pending or outstanding or, to the Company's knowledge, threatened or imminent, that seeks to limit or challenge or that concerns the ownership, use, validity or enforceability of any Intellectual Property of the Company and its Subsidiaries and the Company's and its Subsidiaries' use of any Intellectual Property owned by a third party.

            (7)  The consummation of the transactions contemplated hereby will not result in the alteration, loss, impairment of or restriction on the Company's or any of its Subsidiaries' ownership or right to use any of the Intellectual Property which is necessary for the conduct of Company's and each of its Subsidiaries' respective businesses as currently conducted or as currently proposed to be conducted.

            (8)  All software owned by the Company or any of its Subsidiaries, and, to the Company's knowledge, all software licensed from third parties by the Company or any of its Subsidiaries, (i) is free from any material defect, bug, virus, or programming, design or documentation error; (ii) operates and runs in a reasonable and efficient business manner; and (iii) conforms in all material respects to the specifications and purposes thereof.

            (9)  To the Company's knowledge, except under confidentiality obligations, there has been no material disclosure of any of the Company's or its Subsidiaries' confidential information or trade secrets to any third party.

          (p)    Environmental Matters.    Neither the Company nor any Subsidiary is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "Environmental Laws"), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, and is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim has had or could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate; and there is no pending or, to the Company's knowledge, threatened investigation that might lead to such a claim.

          (q)    Litigation.    Except as disclosed in the SEC Filings or as described on Schedule 3(q), there are no pending actions, suits or proceedings against or affecting the Company, its Subsidiaries or any of its or their properties; and to the Company's knowledge, no such actions, suits or proceedings are threatened or contemplated.

          (r)    Financial Statements.    The financial statements included in each SEC Filing present fairly, in all material respects, the consolidated financial position of the Company as of the dates shown and its consolidated results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis (except as may be disclosed therein or in the notes thereto, and, in the case of quarterly financial statements, as permitted by Form 10-Q under the 1934 Act). Except as set forth in the financial statements of the Company included in the SEC Filings filed prior to the date hereof or as described on Schedule 3(r), neither the Company nor any of its Subsidiaries has incurred any liabilities, contingent or otherwise, except those incurred in the ordinary course of business, consistent (as to amount and nature) with past practices since the date of such financial statements, none of which, individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect.

          (s)    Insurance Coverage.    The Company and each Subsidiary maintain in full force and effect insurance coverage that is customary for comparably situated companies for the business being conducted and properties owned or leased by the Company and each Subsidiary.

          (t)    Compliance with Nasdaq Continued Listing Requirements.    Except as described on Schedule 3(t), the Company is in compliance with applicable Nasdaq National Market continued listing requirements. Except as described on Schedule 3(t), there are no proceedings pending or, to the Company's knowledge, threatened against the Company relating to the continued listing of the Company's Common Stock on the Nasdaq National Market and the Company has not received any notice of, nor to the Company's knowledge is there any basis for, the delisting of the Common Stock from the Nasdaq National Market.

          (u)    Brokers and Finders.    No person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company, any Subsidiary or the Purchasers for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company.

          (v)    No Directed Selling Efforts or General Solicitation.    Neither the Company nor any person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of the warrant and the Warrant Shares.

          (w)    No Integrated Offering.    Neither the Company nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company on Section 4(2) for the exemption from registration for the transactions contemplated hereby or would require registration of the Warrant Shares under the 1933 Act.

          (x)    Questionable Payments.    Neither the Company nor any of its Subsidiaries nor, to the Company's knowledge, any of their respective current or former shareholders, directors, officers, employees, agents or other persons acting on behalf of the Company or any Subsidiary, has on behalf of the Company or any Subsidiary or in connection with their respective businesses: (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (d) made any false or fictitious entries on the books and records of the Company or any Subsidiary; or (e) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

          (y)    Disclosures.    The written materials delivered to the Purchasers in connection with the transactions contemplated by the Agreements do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading. None of the matters described on the Disclosure Schedules have had, or could reasonably be expected to have, a Material Adverse Effect, individually or in the aggregate, except as described on the Disclosure Schedules.

          (z)    Transactions with Affiliates.    None of the officers or directors of the Company and, to the Company's knowledge, none of the employees of the Company is presently a party to any transaction with the Company or a Subsidiary or to a presently contemplated transaction (other than for services as employees, officers and directors) that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the 1933 Act, without regard to the dollar thresholds contained in such Item.

        4.    Purchasers' Representations.    In connection with the Purchasers' acquisition of the Notes and the Warrants, the Purchasers represent to the Company the following:

          (a)    Organization and Existence.    The Purchasers are validly existing corporations, limited partnerships or limited liability companies and have all requisite corporate, partnership or limited liability company power and authority to invest in the Notes and the Warrants pursuant to this Agreement.

          (b)    Authorization.    The execution, delivery and performance by the Purchasers of the Transaction Documents have been duly authorized and the Transaction Documents will each constitute the valid and legally binding obligation of the Purchasers, enforceable against the Purchasers in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors' rights generally.

          (c)    Purchase Entirely for Own Account.    The Notes and Warrants to be received by the Purchasers hereunder will be acquired for the Purchasers' own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the 1933 Act, and the Purchasers has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the 1933 Act. The Purchasers are not registered broker dealers or entities engaged in the business of being broker dealers.

          (d)    Investment Experience.    The Purchasers acknowledge that they can bear the economic risk and complete loss of their investment in the Notes and Warrants and have such knowledge and experience in financial or business matters that they are capable of evaluating the merits and risks of the investment contemplated hereby.

          (e)    Disclosure of Information.    The Purchasers have had an opportunity to receive all additional information related to the Company requested and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the sale of the Notes and Warrants. The Purchasers acknowledge receipt of copies of the SEC Filings. Neither such inquiries nor any other due diligence investigation conducted by the Purchasers shall modify, amend or affect the Purchasers' right to rely on the Company's representations and warranties contained in this Agreement.

          (f)    Restricted Securities.    The Purchasers acknowledge and understand that the Notes and the Warrants constitute "restricted securities" under the 1933 Act and must be held indefinitely unless they are subsequently registered under the 1933 Act or an exemption from such registration is available. The Purchasers further acknowledge and understand that the Company is under no obligation to register the Notes and the Warrants. The Purchasers understand that the instrument evidencing the Notes and the Warrants shall be imprinted with a legend which prohibits the transfer of the Notes and the Warrants unless (i) they are registered, (ii) such registration is not required in the opinion of counsel satisfactory to the Company or (iii) they can be sold pursuant to Rule 144(k).

          (g)    Legends.    It is understood that, until the earlier of (i) registration for resale pursuant to Section 6 or (ii) the time when the Warrants or Warrant Shares may be sold pursuant to Rule 144(k), certificates evidencing the Warrants or Warrant Shares may bear the following or any similar legend:

            "The securities represented hereby may not be transferred unless (i) such securities have been registered for sale pursuant to the Securities Act of 1933, as amended, (ii) such securities may be sold pursuant to Rule 144(k), or (iii) the Company has received an opinion of counsel satisfactory to it that such transfer may lawfully be made without registration under the Securities Act of 1933 or qualification under applicable state securities laws."

          Upon the earlier of (i) registration for resale pursuant to Section 6 and receipt by the Company of the Purchasers' written confirmation that the Warrants or Warrant Shares will not be disposed of except in compliance with the prospectus delivery requirements of the 1933 Act or (ii) Rule 144(k) becoming available the Company shall, upon the Purchasers' written request, promptly cause the certificate evidencing the Warrants to be replaced with a certificate which does not bear such restrictive legends, and Warrant Shares subsequently issued in respect of the Warrants shall not bear such restrictive legends provided the provisions of either clause (i) or clause (ii) above, as applicable, are satisfied with respect to such Warrant Shares.

          (h)    Accredited Investor.    The Purchasers are accredited investors as defined in Rule 501(a) of Regulation D, as amended, under the 1933 Act.

          (i)    No General Solicitation.    The Purchasers did not learn of the investment in the Notes and Warrants as a result of any public advertising or general solicitation.

          (j)    Brokers and Finders.    No person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company, any Subsidiary or the Purchasers for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Purchasers.

          (k)    Taxes.    The Purchasers understand that the Purchasers' investment in the Company may result in tax consequences. The Purchasers shall rely solely on the determinations of their tax advisors or their own determinations, and not on any statements or representations by the Company or any of its agents, with regard to all such tax matters.

        5.    Security Agreements.    As security for its performance of its obligation under the Notes, the Company shall grant a first priority security interest in certain assets of the Company, as set forth in the Security Agreement in the form attached as Exhibit C hereto and the Patent and Trademark Security Agreement in the form attached as Exhibit D hereto.

        6.    Registration Rights.

          (a)    Mandatory Registration.    (1) The Company shall prepare and as expeditiously as possible, but in no event later than the date which is 90 days after the date hereof, file with the Securities and Exchange Commission (the "SEC") a registration statement (the "Registration Statement") on Form S-3 (or, if Form S-3 is not then available to the Company, on such form of registration statement as is then available to effect a registration for resale of the Warrant Shares, subject to the Purchasers' consent) of the Company under the 1933 Act relating to the Warrant Shares plus the number of shares of Common Stock necessary to permit the exercise in full of the Warrants, which Registration Statement names the Purchasers as selling stockholders. If the Registration Statement is not filed with the SEC within 90 days of the date hereof, the Company will make payments to the Purchasers, as liquidated damages and not as a penalty, in an amount equal to 2.0% of the greatest aggregate principal amount of Notes held by the Purchasers at any time prior to the Expiration Date (as defined in the Warrant) of the Warrants for any 90-day period or pro rata for any portion thereof following the date by which such Registration Statement should have been filed for which none was. Such payment shall be made to the Purchasers in cash.

          (b)    Obligations of the Company.    In connection with the registration of the Warrant Shares, the Company shall:

            (1)  use its best efforts to cause the Registration Statement referred to in Section 6(a) above to become effective as promptly as possible after the date it is required to be filed with the SEC, and to remain continuously effective for a period that will terminate upon the earlier of (i) the date on which all Warrant Shares covered by such Registration Statement as amended from time to time, have been sold by the Purchasers, and (ii) the date on which all

    Warrant Shares covered by such Registration Statement may be sold pursuant to Rule 144(k) of the 1933 Act (the "Registration Period"). The Company shall submit to the SEC, within 5 days after the Company learns that no review of the Registration Statement will be made by the staff of the SEC or that the staff of the SEC has no further comments on such Registration Statement, as the case may be, a request for acceleration of effectiveness of such Registration Statement to a time and date not later than 48 hours after the submission of such request. The Company shall notify the Purchasers of the effectiveness of the Registration Statement. If the Registration Statement covering the Warrant Shares is not declared effective by the SEC within 6 months of the date hereof, the Company will make pro rata payments to the Purchasers, as liquidated damages and not as a penalty, in an amount equal to 2.0% of the greatest aggregate principal amount of Notes held by the Purchasers at any time prior to the Expiration Date (as defined in the Warrant) of the Warrants for any month or pro rata for any portion thereof following the date by which such Registration Statement should have been effective (the "Non-effective Period"). The amounts payable as liquidated damages pursuant to this paragraph shall be paid monthly within 5 days of the last day of each month following the commencement of the Non-effective Period until the termination of the Non-effective Period. Such payment shall be made to the Purchasers in cash. The Company represents and warrants to the Purchasers that the Registration Statement (including any amendments or supplements thereto and prospectuses contained therein), at the time it is first filed with the SEC, at the time it is ordered effective by the SEC and at all times during which it is required to be effective hereunder (and each such amendment and supplement at the time it is filed with the SEC and at all times during which it is available for use in connection with the offer and sale of the Warrant Shares) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

            (2)  prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and prospectus as may be necessary to keep such Registration Statement effective, and such prospectus current, at all times during the Registration Period (other than during any Blackout Period during which the provisions of Section 6(b)(5)(B) below are applicable), and, during the Registration Period, comply with the provisions of the 1933 Act applicable to the Company in order to permit the disposition by the Purchasers of all Warrant Shares covered by such Registration Statement;

            (3)  provide a copy to and permit legal counsel designated by the Purchasers to review the Registration Statement, preliminary prospectus and prospectus and all amendments and supplements thereto no fewer than 5 days prior to their filing with the SEC and not file any document to which such counsel reasonably objects;

            (4)  furnish to the Purchasers and their legal counsel promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company (but not later than 2 business days after the filing date, receipt date or sending date, as the case may be), one copy of each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to the Registration Statement (other than any portion of any thereof which contains information for which the Company has sought confidential treatment);

            (5)  furnish to the Purchasers the Registration Statement and any amendment thereto, each related prospectus and each amendment or supplement thereto and such number of copies of each prospectus and all amendments and supplements thereto and such other documents, as the Purchasers may reasonably request in order to facilitate the disposition of the Warrant Shares owned by the Purchasers;

            (6)  subject to Section 6(b)(7) below, use its best efforts (i) to register and qualify the Warrant Shares covered by the Registration Statement under the securities or blue sky laws of such jurisdictions as the Purchasers who holds the Warrant Shares reasonably requests, (ii) to prepare and to file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof at all times during the Registration Period and (iii) to take all other actions reasonably necessary or advisable to qualify the Warrant Shares for sale by the Purchasers in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto (I) to qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 6(b)(6), (II) to subject itself to general taxation in any such jurisdiction, or (III) to file a general consent to service of process in any such jurisdiction;

            (7)  (A) as promptly as practicable after becoming aware of any event or circumstance (x) as a result of which the prospectus relating to the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (y) which requires the Company to amend or supplement the Registration Statement due to the receipt from the Purchasers or any other selling stockholder named in the related prospectus of new or additional information about the Purchasers or selling stockholder or its intended plan of distribution of its Warrant Shares or other securities covered by the Registration Statement, the Company shall notify the Purchasers and use its best efforts promptly to prepare a supplement or amendment to the Registration Statement and the related prospectus to correct such untrue statement or omission or to add any new or additional information, and deliver a number of copies of such supplement or amendment to the Purchasers as it may reasonably request "Blackout Period" shall mean the 20 day period commencing the day the Company notifies the Purchasers pursuant to this Section 6(b)(7)(A);

              (B)  notwithstanding Section 6(b)(7)(A) above, if at any time the Company notifies the Purchasers as contemplated by Section 6(b)(7)(A) the Company also notifies the Purchasers that the event giving rise to such notice relates to a development involving the Company which occurred subsequent to the later of (x) the SEC effective date for the Registration Statement and (y) the latest date prior to such notice on which the Company has amended or supplemented the Registration Statement, then the Company shall not be required to use best efforts to make such amendment during a Blackout Period; and provided further, however, that no Blackout Period may commence sooner than 90 days after the end of another Blackout Period and not more than one Blackout Period may occur during any one year period;

            (8)  use commercially reasonable efforts to (i) prevent the issuance of any stop order or other suspension of effectiveness and, (ii) if such order is issued, obtain the withdrawal of any such order at the earliest possible moment;

            (9)  as promptly as practicable after becoming aware of the issuance by the SEC of any stop order or other suspension of effectiveness of the Registration Statement notify the Purchasers at the earliest possible time

            (10) permit the Purchasers and a firm of counsel designated as selling stockholders' counsel by the Purchasers at the Purchasers' sole expense to review and have a reasonable opportunity to comment on the Registration Statement and all amendments and supplements thereto at least 3 business days (or such shorter period as may reasonably be specified by the Company) prior to it being filing with the SEC;

            (11) make available for inspection by the Purchasers and any advisor to or representative of the Purchasers, at the Purchasers' sole expense, all records as shall be reasonably necessary to enable the Purchasers to exercise its due diligence responsibility and cause the Company's officers, directors and employees to supply all information which the Purchasers or such advisor to or representative of the Purchasers may reasonably request for purposes of such due diligence; provided, however, that the Purchasers shall hold in confidence and shall not make any disclosure of any record or other information which the Company determines in good faith to be confidential, and of which determination the Purchasers is so notified, unless (i) the disclosure of such record is necessary to avoid or correct a misstatement or omission in the Registration Statement and a reasonable time prior to such disclosure the Purchasers shall have informed the Company of the need to so correct such misstatement or omission and the Company shall have failed to correct such misstatement or omission, (ii) the release of such record is ordered pursuant to a subpoena or other order from a court or government body of competent jurisdiction or (iii) the information in such record has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company shall not be required to disclose any confidential information in such records to any advisor to or representative of the Purchasers until and unless such advisor or representative shall have entered into a confidentiality agreement with the Company with respect thereto, substantially in the form of this Section 6(b)(11), which agreement shall permit such advisor or representative to disclose records to the Purchasers who has retained such advisor or representative. The Purchasers agrees that it shall, upon learning that disclosure of such records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the records deemed confidential. The Company shall hold in confidence and shall not make any disclosure of information concerning the Purchasers provided to the Company pursuant to this Agreement unless (i) the disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in the Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning the Purchasers is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Purchasers and allow it, at its own expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information;

            (12) use its best efforts to cause the Warrant Shares covered by the Registration Statement to be listed on such securities exchange, interdealer quotation system or other market on which securities of the same class or series issued by the Company are then listed or traded no later than the SEC effective date;

            (13) provide a transfer agent and registrar, which may be a single entity, for the Warrant Shares at all times;

            (14) cooperate with the Purchasers to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing the Warrant Shares to be offered pursuant to the Registration Statement and enable such certificates to be in such denominations or amounts as the Purchasers may reasonably request and registered in such names as the Purchasers may request; and, not later than the applicable SEC effective date, the Company shall deliver to the transfer agent all documents needed to ensure that the Purchasers may transfer its Warrant Shares in accordance with the Registration Statement;

            (15) during the Registration Period, the Company shall not bid for or purchase any Common Stock or any right to purchase Common Stock or attempt to induce any person to purchase any such security or right if such bid, purchase or attempt would in any way limit the right of the Purchasers to sell the Warrant Shares by reason of the limitations set forth in Regulation M under the Securities Exchange Act of 1934, as amended; and

            (16) take all other reasonable actions necessary to expedite and facilitate disposition by the Purchasers of the Warrant Shares pursuant to the Registration Statement relating thereto.

          (c)    Obligations of the Purchasers.    In connection with the registration of the Warrant Shares, the Purchasers shall have the following obligations:

            (1)  it shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Warrant Shares that the Purchasers shall furnish to the Company the information reasonably requested by the Company necessary to complete the Registration Statement (the "Required Information"). At least 10 days prior to the anticipated filing date of the Registration Statement, the Company shall notify the Purchasers of the Required Information needed by the Company in order to include the Registration Statement. If at least 4 days prior to the SEC filing date for the Registration Statement the Company has not received the Required Information from the Purchasers, the Company shall so notify the Purchasers at least 3 days prior to the SEC filing date for the Registration Statement and if at least 2 days prior to the SEC filing date for the Registration Statement the Company still has not received the Required Information from the Purchasers, then the Company need not file the Registration Statement; provided, however, that nothing herein shall constitute a waiver of the requirements of this Section 6 of the Notes;

            (2)  The Purchasers agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing hereunder of the Registration Statement, unless the Purchasers have notified the Company in writing of their election to exclude all of their Warrant Shares from registration;

            (3)  The Purchasers agrees that they will not effect any disposition of their Warrant Shares except as contemplated in the Registration Statement relating thereto or as otherwise is in compliance with the registration requirements of applicable securities laws or an exemption therefrom and that they will promptly notify the Company of any material changes in the information set forth in any Registration Statement regarding the Purchasers or their plan of distribution; and the Purchasers agrees (a) to notify the Company in writing in the event that they enters into any material agreement with a broker or a dealer for the sale of the Warrant Shares through a block trade, special offering, exchange distribution or a purchase by a broker or dealer and (b) in connection with such agreement, to provide to the Company in writing the information necessary to prepare any supplemental prospectus pursuant to Rule 424(c) under the 1933 Act which is required with respect to such transaction;

            (4)  The Purchasers acknowledges that there may occasionally be times as specified in Section 6(b)(5) or 6(b)(6) hereof when the Company must suspend the use of the prospectus until such time as an amendment to the Registration Statement has been filed by the Company and declared effective by the SEC, the Company has prepared a supplement to the prospectus relating to the Registration Statement or the Company has filed an appropriate report with the SEC pursuant to the 1934 Act. The Purchasers hereby covenant that they will not sell any Warrant Shares pursuant to the prospectus relating thereto during the period commencing at the time at which the Purchasers receives notice from the Company of the suspension of the use of such Prospectus in accordance with Section 6(b)(7)(A) or 6(b)(7)(B) hereof and ending at the time the Company gives the Purchasers notice that they may thereafter effect sales pursuant to such prospectus, or until the Company delivers to them an amended or supplemented prospectus; and

            (5)  in connection with any sale of the Warrant Shares which is made by the Purchasers pursuant to the Registration Statement relating thereto (i) if such sale is made through the Purchasers' broker, the Purchasers shall instruct such broker to deliver the applicable prospectus to the purchaser (or the broker therefor) in connection with such sale and shall supply copies of such prospectus to such broker; (ii) if such sale is made in a transaction directly with a Purchasers and not through the facilities of any securities exchange or market, the Purchasers shall deliver, or cause to be delivered, the applicable prospectus to such purchaser; and (iii) if such sale is made by any means other than those described in the immediately preceding clauses (i) and (ii), the Purchasers shall otherwise use their reasonable best efforts to comply with the prospectus delivery requirements of the 1933 Act applicable to such sale.

          (d)    Rule 144.    With a view to making available to the Purchasers the benefits of Rule 144 of the 1933 Act, the Company agrees:

            (1)  so long as the Purchasers own Warrant Shares, promptly upon request, to furnish to the Purchasers such information as may be necessary and otherwise reasonably to cooperate with the Purchasers to permit them to sell the Warrant Shares pursuant to Rule 144 without registration and to comply with all filing requirements pursuant to the 1934 Act; and

            (2)  if at any time the Company is not required to file reports with the SEC pursuant to Sections 13 or 15(d) of the 1934 Act, to use its best efforts to, upon the request of the Purchasers, to make publicly available other information so long as is necessary to permit publication by brokers and dealers of quotations for the Common Stock and sales of the Warrant Shares in accordance with Rule 15c2-11 under the 1934 Act.

        7.    Indemnification.

          (a)    Indemnification by the Company.    The Company will indemnify and hold harmless the Purchasers and their officers, directors, members, employees and agents, successors and assigns, and each other person, if any, who controls the Purchasers within the meaning of the 1933 Act, against any losses, claims, damages or liabilities, joint or several, to which such seller, officer, director, member, or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof; (ii) any blue sky application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Registrable Securities under the securities laws thereof (any such application, document or information herein called a "Blue Sky Application"); (iii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (iv) any violation by the Company or its agents of any rule or regulation promulgated under the 1933 Act applicable to the Company or its agents and relating to action or inaction required of the Company in connection with such registration; or (v) any failure to register or qualify the Warrant Shares included in the Registration Statement in any state where the Company or its agents has affirmatively undertaken or agreed in writing that the Company will undertake such registration or qualification on the Purchasers' behalf (the undertaking of any underwriter chosen by the Company being attributed to the Company) and will reimburse the Purchasers, and each such officer, director or member and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by the Purchasers or any such controlling person in writing specifically for use in the Registration Statement or prospectus.

          (b)    Indemnification by the Purchasers.    In connection with any registration pursuant to the terms of this Agreement, the Purchasers will furnish to the Company in writing such information as the Company reasonably requests concerning the Warrant Shares or the proposed manner of distribution for use in connection with the Registration Statement or prospectus and agrees, severally but not jointly, to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors, officers, employees, stockholders and each person who controls the Company (within the meaning of the 1933 Act) against any losses, claims, damages, liabilities and expense (including reasonable attorney fees) resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in the Registration Statement or prospectus or preliminary prospectus or amendment or supplement thereto or necessary to make the statements therein not misleading, to the extent, but only to the extent that such untrue statement or omission is contained in any information furnished in writing by the Purchasers to the Company specifically for inclusion in the Registration Statement or prospectus or amendment or supplement thereto. In no event shall the aggregate liabilities of the Purchasers pursuant to this Section 7 be greater in amount than the dollar amount of the proceeds (net of all expense paid by the Purchasers and the amount of any damages such holder has otherwise been required to pay by reason of such untrue statement or omission) received by the Purchasers upon the sale of the Warrant Shares included in the Registration Statement giving rise to such indemnification obligation.

          (c)    Conduct of Indemnification Proceedings.    Any person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed to pay such fees or expenses, or (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. No indemnified party shall consent to any settlement without the consent of the indemnifying party which shall not be unreasonably withheld or delayed.

          (d)    Contribution.    If for any reason the indemnification provided for in the preceding paragraphs (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the 1933 Act shall be entitled to contribution from any person not guilty of such fraudulent misrepresentation. In no event shall the aggregate contribution obligation of a holder of the Warrant Shares be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such holder and the amount of any damages such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by it upon the sale of the Warrant Shares giving rise to such contribution obligation.

        8.    Covenant.    The Company covenants and agrees with the Purchasers that it shall obtain the consents set forth in items 5, 6 and 7 on Schedule 3(e) within 30 days as of the date hereof.

        9.    General Provisions.

          (a)    Governing Law.    This Agreement shall be governed by the internal laws of the State of New York, without reference to principles of conflicts of laws.

          (b)    Entire Agreement.    This Agreement, including Exhibits and the Disclosure Schedules, and the other Transaction Documents constitute the entire agreement between the parties with respect to the subject matter hereof and may only be modified or amended in writing signed by both parties.

          (c)    Expenses.    The Company and the Purchasers shall each bear their own expenses and legal fees incurred on the behalf of each party with respect to this Agreement and the transactions contemplated hereby, provided, however, the Company shall pay all reasonable expenses and legal fees incurred on behalf of the Purchasers with respect to this Agreement and the transactions contemplated hereby up to $30,000.

          (d)    Severability.    In case any provision of the Agreement is declared invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          (e)    Notices.    All notices, demands or other communications given hereunder shall be effected in the manner provided for in Section 4 of the Notes.

          (f)    Counterparts.    This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

[Remainder of Page Intentionally Left Blank]

        IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first set forth above.

COMPANY:
ALLIANCE PHARMACEUTICAL CORP.
By:
	Name:	Theodore D. Roth
	Title:	President and Chief Operating Officer
PURCHASERS:	[ ]
By:
Name:
Title:
Purchase Price: $
[ ]
By:
Name:
Title:
Purchase Price: $

QuickLinks

FORM OF SECURED NOTE PURCHASE AGREEMENT